Skillz Announces Second Quarter 2023 Results
LAS VEGAS – August 2, 2023-- Skillz Inc. (NYSE: SKLZ) (“Skillz” or the “Company”), the leading mobile games platform bringing fair competition to players worldwide, today reported financial results for the second quarter ended June 30, 2023.

2023 Second Quarter Financial Highlights:
•Revenue of $40.2 million compared to $71.8 million in Q2 2022
•Gross profit of $36.5 million compared to $62.8 million in Q2 2022
•Net loss of $(22.0) million compared to $(62.6) million in Q2 2022
•Adjusted EBITDA1 of $(20.2) million compared to $(34.0) million in Q2 2022
•Paying monthly active users (PMAU)2 of 200,000 compared to 420,000 in Q2 2022
•Average Revenue Per Paying Monthly Active User (ARPPU)3 of $68.18 compared to $56.79 in Q2 2022
•Total operating expenses of $72.1 million compared $118.9 million in Q2 2022
•Cash, cash equivalents, and marketable securities of $361.4 million as of June 30, 2023
•Reduced outstanding debt by $159.8 million resulting in total outstanding debt as of June 30, 2023 of $129.7 million

1 Adjusted EBITDA is a non-GAAP financial measure metric; for a reconciliation of each non-GAAP measure against its most comparable GAAP metric, please see the section titled “Use of Non-GAAP Financial Measures” in this press release.
2 “Paying Monthly Active Users” or “PMAUs” means the number of end-users who entered into a paid contest hosted on Skillz’ platform at least once in a month, averaged over each month in the period.
3 “Average Revenue Per Paying Monthly Active User” or “ARPPU” means the average revenue in a given month divided by Paying MAUs in that month, averaged over the period and does not include a deduction for end-user incentives that are included in sales and marketing expense.

“The second quarter was a productive period for Skillz marked by further progress against our strategic initiatives with a focus on developing an array of new product features that will increase consumer engagement and retention. Additionally, we've focused on optimizing our user acquisition strategy to enhance developer success and attract new content onto the platform,” said Andrew Paradise, Skillz’ CEO. “Importantly, in June we rolled out an exciting new feature which offers daily challenges on our two highest revenue producing games as part of a robust 18-month new product pipeline which will support timely new feature introductions going forward. We expect the regular introduction of new features will be a key driver of user retention, engagement and monetization. We also made notable progress throughout the second quarter in continuing to improve user acquisition spend and are confident we are on track towards achieving our optimized goal of a six-month payback period.”

Jason Roswig, President and CFO, added, “Our prudent management of the business resulted in a quarterly cash burn rate in Q2 of approximately $14.6 million with our June 30 cash position (including marketable securities) of approximately $361.4 million. As a result, we have the flexibility to invest in new product features for our platform that will drive increased scale in our business and attractive top-line and cash flow growth. At the same time, our solid balance sheet and capital structure provides us with significant optionality to deploy resources to enhance shareholder value. In this regard, during the second quarter, we opportunistically re-purchased $159.8 million in outstanding debt at a discount resulting in total debt as of June 30, 2023 of $129.7 million.”

Investor Conference Call

Skillz will host a live conference call at 4:30 p.m. ET today. To access the call, please register using the following link: Skillz Second Quarter 2023 Earnings Call. After registering, an email will be sent, including dial-in details and a unique conference call access code and PIN required to join the live call. Access to the live audio-webcast of the discussion in listen-only mode is available at investors.skillz.com.

An audio replay of the conference call will be available through Wednesday, August 9, 2023, and can be accessed by dialing 1 (866) 813-9403 (US) or +44 204 525 0658 (international) and entering the passcode 307086. A replay of the webcast will be archived on the Company’s investor relations website.

About Skillz Inc.
Skillz is the leading mobile games platform dedicated to bringing out the best in everyone through competition. The Skillz platform helps developers create multi-million dollar franchises by enabling social competition in their games. Leveraging its patented technology, Skillz hosts billions of casual eSports tournaments for millions of mobile players worldwide, with the goal of building the home of competition for all. Skillz has earned recognition as one of Fast Company’s Best Workplaces for Innovators, CNBC’s Disruptor 50, Forbes’ Next Billion-Dollar Startups, Fast Company’s Most Innovative Companies, and the number-one fastest-growing company in America on the Inc. 5000. www.skillz.com

Use of Non-GAAP Financial Measures
In this press release, the Company includes Adjusted EBITDA, which is a non-GAAP performance measure that the Company uses to supplement its results presented in accordance with U.S. GAAP. The Company’s management believes Adjusted EBITDA is useful in evaluating its operating performance and is a similar measure reported by publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. By providing this non-GAAP measure, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. Non-GAAP operating expense is also included in this press release, which is a non-GAAP financial measure. The Company’s management believes non-GAAP operating expense is useful to investors and analysts as a supplement to its financial information prepared in accordance with GAAP for analyzing operating performance and identifying operating trends in its business. The Company uses non-GAAP operating expense internally to facilitate period-to-period comparisons and analysis in order to make operating decisions. As required by the rules of the SEC, the Company has provided herein a reconciliation of Adjusted EBITDA and non-GAAP operating expense to the most directly comparable measures under GAAP. Adjusted EBITDA and non-GAAP operating expense are not intended to be substitutes for any U.S. GAAP financial measures and, as calculated, may not be comparable to other similarly titled financial measures of other companies in other industries or within the same industry.

The Company defines and calculates Adjusted EBITDA as net loss before interest expense, net; (benefit) or provision for income taxes; depreciation and amortization, and other income or expense, net; as further adjusted for stock-based compensation and other special items determined by management, including, but not limited to, change in fair value of common stock warrant liabilities, acquisition-related expenses, impairment charges, loss contingency accruals, restructuring charges and one-time nonrecurring expenses. The Company defines and calculates non-GAAP operating expense as GAAP operating expense adjusted for stock-based compensation, one-time transaction expenses and other special items determined by management, including, but not limited to acquisition-related expenses for transactions costs, certain loss contingency accruals and restructuring charges, as they are not indicative of business operations.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis as it is unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking U.S. GAAP financial measures that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable U.S. GAAP financial measures may vary materially from the corresponding U.S. GAAP financial measures.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the Company’s actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: our ability to attract and retain end-users, and do so in a cost-effective manner; a failure to manage our growth effectively; our inability to achieve profitability; our reliance on our third-party developer partners to continue to offer a competitive experience in existing and new games on our platform; our reliance on a limited number of games for a substantial portion of our revenue; our reliance on third-party service providers including cloud computing services, payment processors, and infrastructure service providers, and our ability to manage our relationships with such providers; our ability to maintain our brand and reputation; competition in the broader entertainment industry; our ability obtain, maintain, protect or enforce our intellectual property rights; economic downturns and political and market conditions beyond our control; the occurrence of a data breach or other failure of our cybersecurity; our failure to timely and effectively remediate the material weaknesses in our internal controls over financial reporting or additional material weaknesses or other deficiencies in the future; our failure to mitigate the commercial, reputational and regulatory risks to our business that may arise as a consequence of our need to restate our financial statements1; as well as other risks and uncertainties indicated from time to time in the Company’s SEC filings, including those under “Risk Factors” therein, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that the Company believes to be reasonable as of this date. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contacts

Investors:
ir@skillz.com

or

James Leahy, Richard Land
JCIR
(212) 835-8500 or sklz@jcir.com

Media: press@skillz.com

Skillz Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except for number of shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$40,166	$71,757	$84,549	$163,621
Costs and expenses:
Cost of revenue	3,650	9,003	8,232	18,203
Research and development	8,966	18,253	17,847	36,903
Sales and marketing	33,085	73,731	68,003	191,076
General and administrative	30,098	26,881	58,168	119,604
Total costs and expenses	75,799	127,868	152,250	365,786
Loss from operations	(35,633)	(56,111)	(67,701)	(202,165)
Gain on extinguishment of debt	15,205	—	15,205	—
Interest expense, net	(1,712)	(7,596)	(5,207)	(15,753)
Change in fair value of common stock warrant liabilities	152	1,023	151	5,485
Other income (expense), net	11	(82)	50	(109)
Loss before income taxes	(21,977)	(62,766)	(57,502)	(212,542)
Provision (benefit) from income taxes	10	(155)	79	(367)
Net loss	$(21,987)	$(62,611)	$(57,581)	$(212,175)
Net loss per share attributable to common stockholders:
Basic and diluted	$(1.05)	$(3.07)	$(2.75)	$(10.48)
Weighted average shares outstanding:
Basic and diluted	20,990,780	20,407,887	20,939,723	20,246,176

Other comprehensive income (loss):
Change in unrealized loss on available-for-sale investments, net of tax	394	(577)	1,391	(2,623)
Total other comprehensive income (loss):	394	(577)	1,391	(2,623)
Total comprehensive loss	$(21,593)	$(63,188)	$(56,190)	$(214,798)

Skillz Inc.
Consolidated Balance Sheets
(in thousands, except for number of shares and par value per share amounts)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$324,779	$362,516
Marketable securities, current	27,319	127,268
Accounts receivable, net	9,658	7,177
Prepaid expenses and other current assets	6,038	4,722
Total current assets	367,794	501,683

Non-current assets:
Property, plant and equipment, net	13,437	2,991
Operating lease right-of-use assets, net	164	472
Marketable securities, non-current	6,097	56,728
Non-marketable equity securities	55,649	55,649
Restricted cash as other long-term assets	3,176	2,920
Other long-term assets	1,072	852
Total non-current assets	$79,595	$119,612
Total assets	$447,389	$621,295

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,195	$1,696
Operating lease liabilities, current	1,786	2,133
Other current liabilities	58,339	45,666
Total current liabilities	64,320	49,495

Non-current liabilities:
Operating lease liabilities, non-current	11,174	11,942
Common stock warrant liabilities, non-current	138	289
Long-term debt, non-current	123,148	272,781
Other long-term liabilities	1,138	8,387
Total non-current liabilities	135,598	293,399
Total liabilities	199,918	342,894

Stockholders’ equity:
Preferred stock $0.0001 par value; 10.0 million shares authorized — 0 issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock $0.0001 par value; 31 million shares authorized; Class A common stock – 25 million shares authorized; 18 million and 18 million shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively; Class B common stock – 6 million shares authorized; 3 million shares issued and outstanding as of June 30, 2023 and December 31, 2022	41	41
Additional paid-in capital	1,178,290	1,153,031
Accumulated other comprehensive loss	(172)	(1,563)
Accumulated deficit	(930,688)	(873,108)
Total stockholders’ equity	247,471	278,401
Total liabilities and stockholders' equity	$447,389	$621,295

Skillz Inc.
Consolidated Statement of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2023	2022
Operating Activities
Net loss	$(57,581)	$(212,175)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,372	11,384
Stock-based compensation	25,192	91,310
Gain on extinguishment of debt	(15,205)	—
Accretion of unamortized debt discount and amortization of debt issuance costs	1,428	2,016
Amortization of premium (accretion of discount) for marketable securities	591	2,781
Deferred income taxes	—	(481)
Change in fair value of common stock warrant liabilities	(151)	(5,485)
Impairment charges	455	—
Changes in operating assets and liabilities:
Accounts receivable, net	(2,481)	2,530
Prepaid expenses and other assets	(1,792)	(5,076)
Operating lease right-of-use assets, net	308	1,197
Accounts payable	2,499	(17,223)
Operating lease liabilities	(1,115)	(1,087)
Other accruals and liabilities	5,423	(14,705)
Net cash used in operating activities	(41,057)	(145,014)
Investing Activities
Purchases of property and equipment, including internal-use software	(11,622)	(346)
Purchases of marketable securities	—	(327,504)
Proceeds from maturities of marketable securities	98,903	325,078
Proceeds from sales of marketable securities	52,477	79,084
Net cash provided by investing activities	139,758	76,312
Financing Activities
Principal payments on finance leases obligations	(394)	(1,495)
Payments for debt issuance costs	—	(1,998)
Payments for extinguishment of debt	(135,855)	—
Net proceeds from exercise of stock options and issuance of common stock	67	852
Net cash used in financing activities	(136,182)	(2,641)
Net change in cash, cash equivalents and restricted cash	(37,481)	(71,343)
Cash, cash equivalents and restricted cash – beginning of year	365,436	244,252
Cash, cash equivalents and restricted cash – end of period	$327,955	$172,909
Supplemental cash flow data:
Cash paid during the period for:
Interest	$12,211	$15,097
Noncash investing and financing activities:
Deferred offering costs and issuance costs in accounts payable and accrued liabilities	$—	$(7)

Skillz Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(21,987)	$(62,611)	$(57,581)	$(212,175)
Interest expense, net	1,712	7,596	5,207	15,753
Stock-based compensation(1)	14,644	13,431	25,192	91,310
Change in fair value of common stock warrant liabilities	(152)	(1,023)	(151)	(5,485)
Provision (benefit) from income taxes	10	(155)	79	(367)
Depreciation and amortization	745	5,846	1,372	11,384
Gain on extinguishment of debt	(15,205)	—	(15,205)	—
Other income (expense), net	(11)	82	(50)	109
Restructuring charges(2)	—	2,933	—	2,933
One-time nonrecurring expenses(3)	—	(93)	—	26
Adjusted EBITDA	$(20,244)	$(33,994)	$(41,137)	$(96,512)

(1)For the three and six months ended June 30, 2022, amount includes stock-based compensation recognized for the cancellation of the Chief Executive Officers’ award of 805,977 performance share units granted on September 14, 2021 (the “CEO Performance Stock Units”).
(2)For the three and six months ended June 30, 2022, amount includes restructuring charges related to employee termination benefits.
(3)For the three and six months ended June 30, 2022, amounts represent one-time nonrecurring expenses related to IPO bonuses for certain employees, net of amounts forfeited by terminated employees.

Skillz Inc.
Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Research and development (1)	8,966	18,253	17,847	36,903
Less: stock-based compensation	545	2,863	1,751	5,151
Non-GAAP research and development	$8,421	$15,390	$16,096	$31,752

Sales and marketing (2)	33,085	73,731	68,003	191,076
Less: stock-based compensation	2,509	1,561	4,413	4,454
Non-GAAP sales and marketing	$30,576	$72,170	$63,590	$186,622

General and administrative (3)	30,098	26,881	58,168	119,604
Less: stock-based compensation(4)	11,590	9,007	19,028	81,705
Less: one-time nonrecurring expenses(5)	—	93	—	(26)
Non-GAAP general and administrative	$18,508	$17,781	$39,140	$37,925

(1) Research and development expenses for the three and six months ended June 30, 2022 are different from previously reported amounts as they have been adjusted to reflect a net decrease of $0.3 million associated with corrections to previously reported amounts.
(2) Sales and marketing expenses for the three and six months ended June 30, 2022 are different from previously reported amounts as they have been adjusted to reflect a net increase of $6 million associated with corrections to previously reported amounts.
(3) General and administrative expenses for the three and six months ended June 30, 2022 are different from previously reported amounts as they have been adjusted to reflect a net increase of $0.1 million associated with corrections to previously reported amounts.
(4) For the six months ended June 30, 2022, amount includes stock-based compensation recognized for the cancellation of the Chief Executive Officers’ award of 805,977 performance share units granted on September 14, 2021 (the “CEO Performance Stock Units”).
(5) For the six months ended June 30, 2022, amounts represent one-time nonrecurring expenses related to IPO bonuses for certain employees, net of amounts forfeited by terminated employees.

Skillz Inc.
Supplemental Financial Information
(in millions, except ARPU and ARPPU)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Gross marketplace volume (“GMV”) (000s)(1)	$255,229	$432,209	$532,861	$984,343
Paying monthly active users (“PMAUs”) (000s)(2)	196	421	205	495
Monthly active users (“MAUs”) (000s)(3)	1,068	2,234	1,122	2,732
Average GMV per paying monthly active user(4)	$433.3	$342.1	$865.6	$662.7
Average GMV per monthly active user(5)	$79.7	$64.5	$158.3	$120.1
Average revenue per paying monthly active user (“ARPPU”)(6)	$68.2	$56.8	$68.7	$55.3
Average revenue per monthly active user (“ARPU”)(7)	$12.5	$10.7	$12.6	$10.1
Paying MAU to MAU ratio	18%	19%	18%	18%
Average end-user incentives, included as sales and marketing expense, per paying active user(8)	$29.08	$24.88	$23.38	$23.38
Average end-user incentives, included as sales and marketing expense, per playing active user(9)	$5.35	$4.69	$10.32	$4.24

(1) “GMV” or “Gross Marketplace Volume” means the total entry fees paid by users for contests hosted on Skillz’s platform. Total entry fees include entry fees paid by end-users using cash deposits, prior winnings from end-users’ accounts that have not been withdrawn, and end-user incentives used to enter paid entry fee contests.
(2) “Paying Monthly Active Users” or “PMAUs” means the number of end-users who entered into a paid contest hosted on Skillz’s platform at least once in a month, averaged over each month in the period.

(3) “Monthly Active Users” or “MAUs” means the number of playing end-users who entered into a paid or free contest hosted on Skillz’s platform at least once in a month, averaged over each month in the period.

(4) “Average GMV Per Paying Monthly Active User” means the average GMV in a given month divided by Paying MAUs in that month, averaged over the period.

(5) “Average GMV Per Monthly Active User” means the average GMV in a given month divided by MAUs in that month, averaged over the period.

(6) “Average Revenue Per Paying Monthly Active User” or “ARPPU” means the average revenue in a given month divided by Paying MAUs in that month, averaged over the period and does not include a deduction for end-user incentives that are included in sales and marketing expense.

(7) “Average Revenue Per Monthly Active User” or “ARPU” means the average revenue in a given month divided by MAUs in that month, averaged over the period and does not include a deduction for end-user incentives that are included in sales and marketing expense.

(8) Amount reflects the average end-user incentives included in sales and marketing expense in a given month divided by PMAUs in that month, averaged over the period.

(9) Amount reflects the average end-user incentives included in sales and marketing expense in a given month divided by MAUs in that month, averaged over the period.